CONTROL AGREEMENT

THIS CONTROL AGREEMENT, dated as of December 31, 2007 (as the same may be amended, restated, modified and/or supplemented from time to time, this “Agreement”) is by and among MAIN STREET CAPITAL CORPORATION, a Maryland corporation (the “Customer”), BRANCH BANKING AND TRUST COMPANY, a North Carolina banking corporation, acting by and through its Corporate Trust Services Department, as account holder (in such capacity, the “Custodian”), and BRANCH BANKING AND TRUST COMPANY, as Administrative Agent for itself and the other Secured Parties (as defined below) (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Administrative Agent and the Lenders (as defined in the Credit Agreement defined below) have agreed to extend credit to the Borrower (as defined in the Credit Agreement) pursuant to the terms of that certain Treasury Secured Revolving Credit Agreement of even date herewith (as amended, restated, or otherwise modified from time to time, the “Credit Agreement”) among the Customer, the initial guarantor party thereto, the Administrative Agent and the Lenders signatory thereto;

WHEREAS, as a condition of the obligations of Administrative Agent and the Lenders to extend credit under the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement), the Customer and the Administrative Agent have entered into a Security Agreement of even date (as the same may be amended, modified, restated and/or supplemented from time to time, the “Security Agreement”) in order to secure the payment of all of the Obligations (as defined in the Security Agreement), pursuant to which the Customer has granted the Administrative Agent, for the benefit of itself and the other Secured Parties (as defined in the Security Agreement), a security interest in all right, title and interest of the Customer in and to the Collateral (as defined in the Security Agreement), including, without limitation, all right, title and interest of the Customer in and to Account No.      established and maintained by the Custodian in the name of Customer, and any sub-accounts related thereto (the “Custodian Securities Account”) and all Pledged Assets (as defined below) from time to time on deposit therein; and

WHEREAS, the Customer and the Administrative Agent desire to enter into this Agreement in order to, inter alia, ensure that the security interests of Administrative Agent in the Pledged Assets and the Custodian Securities Account under the Security Agreement (the “Security Interests”) are and remain perfected under the UCC;

NOW THEREFORE, in consideration of the premises, the mutual promises contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to ensure that all of the Security Interests remain perfected under the UCC, the parties hereto hereby agree as follows:

SECTION 1. Definitions; Exhibits.

The following capitalized terms used herein shall have the definitions specified below:

“Adverse Claim” has the meaning given such term in Section 8-102(a)(1) of the UCC.

“Clearing Corporation” has the meaning given such term in Section 8-102(a)(5) of the UCC.

“Entitlement Holder” has the meaning given such term in Section 8-102(a)(7) of the UCC.

“Entitlement Order” has the meaning given such term in Section 8-102(a)(8) of the UCC.

“Event of Default” has the meaning provided in the Security Agreement.

“Financial Asset” has the meaning given such term in Section 8-102(a)(9) of the UCC.

“Indemnitees” has the meaning set forth in Section 12 hereof.

“Investment Property” has the meaning given such term in Section 9-102(a)(49) of the UCC.

“Notice of Adverse Claim” has the meaning given such term in Section 8-105 of the UCC.

“Notice of Event of Default” has the meaning set forth in Section 4 hereof.

“Person” shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

“Pledged Assets” means (i) the Custodian Securities Account and any and all assets and other property, tangible or intangible, now existing or hereafter arising, maintained in, credited to or recorded in the Custodian Securities Account, including without limitation any and all Investment Property, Treasury Securities, securities and other financial assets maintained in, recorded in, credited to or contained therein (including, without limitation, the Cash Collateral); (ii) any and all Security Entitlements with respect to the financial assets maintained in, recorded in or credited to the Custodian Securities Account; (iii) any and all other Investment Property or assets from time to time maintained in, credited to or recorded in the Custodian Securities Account; (iv) any and all cash and cash equivalents from time to time maintained in, credited to or recorded in the Custodian Securities Account; (v) all Supporting Obligations which relate to, arise from or are in connection with the assets maintained in, credited to or recorded in the Custodian Securities Account; (vi) all replacements or substitutions for any of the foregoing; and (vii) all proceeds and products of any of the foregoing and the proceeds and products of other proceeds and products..

“Proceeds” has the meaning given such term in Section 9-102(a)(64) of the UCC.

“Securities Account” has the meaning given such term in Section 8-501(a) of the UCC.

“Securities Intermediary” has the meaning given to such term in Section 8- 102(a)(14) of the UCC.

“Security” and “Securities” has the meaning given such term in Section 8-102(a)(15) of the UCC.

“Security Entitlement” has the meaning given such term in Section 8-102(a)(17) of the UCC.

“Supporting Obligation” has the meaning given such term in Section 9-102(a)(80) of the UCC.

“Treasury Securities” shall mean Treasury Securities of the United States maturing within 90 days of the date of acquisition thereof.

“UCC” means the Uniform Commercial Code as in effect in the State of North Carolina from time to time; provided that all references herein to specific sections or subsections of the UCC are references to such sections or subsections, as the case may be, of the Uniform Commercial Code as in effect in the State of North Carolina on the date hereof.

SECTION 2. The Custodian Securities Account. The Customer represents that none of the Pledged Assets, which have not been endorsed to the Custodian or in blank, are registered in the name of the Customer, payable to the Customer’s order, or specifically endorsed to the Customer. To the Custodian’s knowledge, except for the claims and interest of the Administrative Agent and the Customer in the Pledged Assets, the Custodian has not been notified in writing of any claim to or interest in the Pledged Assets.

SECTION 3. Priority of Lien. The Custodian hereby acknowledges the Security Interest granted to the Administrative Agent by the Customer in the Custodian Securities Account and the Pledged Assets, and acknowledges the Administrative Agent’s exclusive control over the Custodian Securities Account and the Pledged Assets. The Custodian hereby subordinates in favor of the Administrative Agent’s Security Interest in the Custodian Securities Account and the Pledged Assets (for the benefit of the Secured Parties) all liens, encumbrances, claims and rights of setoff against the Custodian Securities Account and/or the Pledged Assets carried therein which the Custodian may currently have or acquire at any time in the future by contract or by law (statutory or otherwise), except that the Custodian will retain its prior lien in the Pledged Assets to secure payments for securities or other property purchased for the Custodian Securities Account, and normal commissions and fees relating to the Custodian Securities Account or the Pledged Assets.

SECTION 4. Control; Transfer Restrictions.

(a) In order to provide for control of the Custodian Securities Account and to perfect Administrative Agent’s Security Interest therein and in the Pledged Assets, the Customer hereby irrevocably orders, directs and instructs the Custodian, and the Custodian hereby agrees, to promptly comply with any and all Entitlement Orders, instructions, orders, directions and notifications communicated to the Custodian and originated by the Administrative Agent relating to any or all the Pledged Assets, without further consent by the Customer or any other person or entity. Customer hereby further irrevocably orders, directs and instructs the Custodian, and the Custodian hereby agrees, that Custodian will not comply with Entitlement Orders relating to any or all of the Pledged Assets originated by any party (including Customer) other than Administrative Agent, without in each case Administrative Agent’s express written consent. Customer agrees, and Custodian acknowledges, that Customer may not at any time withdraw or transfer to any other account any of the Pledged Assets or any other assets comprising the Custodian Services Account. Custodian agrees that it will not comply with any order or instruction originated by Customer or any third party that would require Custodian to violate the foregoing withdrawal or transfer restrictions. Further, Custodian agrees that Customer may not margin or otherwise write checks against the Custodian Securities Account.

(b) All cash distributions in respect of the Pledged Assets and all proceeds of any sale of any Pledged Assets shall be credited to the Custodian Securities Account and shall be subject to the withdrawal and transfer restrictions set forth in Section 4(a) above.

(c) Customer and Custodian agree and acknowledge that upon the occurrence of an Event of Default, Administrative Agent is hereby authorized and empowered, acting alone without the consent of or notice to Customer, to direct Custodian by written notice thereof (such notice may be referred to herein as the “Notice of Event of Default”) to transfer the Pledged Assets to Administrative Agent or to liquidate the Pledged Assets and remit the proceeds generated therefrom to Administrative Agent for application to the Obligations in accordance with the terms of the Credit Agreement.

(d) It is understood and agreed that the Custodian shall be under no duty or obligation to inquire or determine whether or not such instructions or Entitlement Orders originated by the Administrative Agent have been made in accordance with this Agreement, nor seek confirmation thereof from the Customer or any other person, except the Administrative Agent or a court of competent jurisdiction.

SECTION 5. Statements, Confirmations and Notices of Adverse Claims. The Custodian will, pursuant to its standard procedures, send or make available (i) by electronic means copies of all statements and confirmations concerning the Pledged Assets and the Custodian Securities Account to each of the Customer and the Administrative Agent and (ii) upon the written request of the Administrative Agent, a current list setting forth the Financial Assets then credited to the Custodian Securities Account, at the address set forth below in this Agreement or such other address or location as instructed by the Customer and the Administrative Agent. If the Custodian at any time has any Adverse Claim or receives any notice of any lien or encumbrance or any Notice of Adverse Claim against the Custodian Securities Account or in any Pledged Asset contained therein, the Custodian will promptly notify the Administrative Agent and the Customer thereof.

SECTION 6. Representations, Warranties and Agreements of the Customer. The Customer hereby represents, warrants and agrees as follows:

(a) All Securities constituting Pledged Assets are fully paid and non-assessable.

(b) The Pledged Assets are not subject to any security interest (other than the security interest created in favor of the Administrative Agent under the Security Agreement) or any Adverse Claim.

(c) None of the Pledged Assets is or will be registered in the name of the Customer or specially indorsed to the Customer unless indorsed by the Customer to the Custodian or in blank.

(d) The Customer is duly organized and is validly existing in good standing in its jurisdiction of organization.

(e) The execution, delivery and performance of this Agreement by the Customer and all documents and instruments to be delivered hereunder by the Customer have been duly authorized by the Customer.

(f) The person executing this Agreement on behalf of the Customer has been duly authorized to act on its behalf.

(g) This Agreement constitutes the legal, valid and binding obligation of the Customer, enforceable against the Customer in accordance with its terms, except as such enforceability (i) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights and remedies generally and (ii) is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

(h) The Customer’s entry into this Agreement will not violate any agreement, law, rule or regulation by which Customer is bound or by which any of its assets are affected.

SECTION 7. Representations, Warranties and Agreements of Administrative Agent. The Administrative Agent hereby represents and warrants that this Agreement constitutes the legal, valid and binding obligation of the Administrative Agent, enforceable against the Administrative Agent in accordance with its terms, except as such enforceability (i) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights and remedies generally and (ii) is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

SECTION 8. Representations, Warranties and Agreements of Custodian. The Custodian hereby represents, warrants and agrees on the date hereof and shall be deemed to represent, warrant and agree each time any Pledged Assets are to be credited to the Custodian Securities Account:

(a) the Custodian is a Securities Intermediary and is acting in that capacity with respect to the Administrative Agent and in the ordinary course of its business maintains accounts to which securities may be credited for others and is acting in that capacity in respect of the Customer;

(b) such Pledged Assets have been credited to the Custodian Securities Account and, in the case of any Pledged Assets constituting Financial Assets credited to the Custodian Securities Account after the date hereof, a confirmation thereof has been delivered or transmitted electronically to the Administrative Agent;

(c) the Custodian will treat any and all of the Pledged Assets and any and all other property and assets credited from time to time to the Custodian Securities Account as Financial Assets;

(d) the Custodian is not a Clearing Corporation;

(e) the Custodian Securities Account is a Securities Account;

(f) the Custodian will not change the name or account number of the Custodian Securities Account without the prior written consent of the Administrative Agent and the Customer;

(g) the Custodian has not entered into any agreement (other than this Agreement) with any Person under which the Custodian would be obligated to comply with any Entitlement Orders with respect to the Custodian Securities Account and/or Pledged Assets credited thereto and/or which, to the Custodian’s knowledge, purports to limit or condition the obligation of the Custodian to comply with the instructions and Entitlement Orders originated by the Administrative Agent, and agrees not to enter into any such agreements without the prior written consent of the Administrative Agent and the Customer;

(h) the Custodian (to its knowledge) does not have any Adverse Claim and has not received any Notice of Adverse Claim in respect of any of the Pledged Assets; and

(g) Custodian will make appropriate entries to the Custodian Securities Account on the books of Custodian in order to evidence Administrative Agent’s Security Interest.

SECTION 9. Responsibility of the Custodian. Until this Agreement is terminated as provided in Section 13 hereof, the Custodian shall have no responsibility or liability to the Customer for complying with Entitlement Orders or other directives concerning the Custodian Securities Account originated by the Administrative Agent. The Custodian shall have no duty to investigate or make any determination as to whether a default or Event of Default exists under any agreement between the Customer and the Administrative Agent and shall comply with a Notice of Event of Default even if it believes that no such default exists. This Agreement does not create any obligation or duty for the Custodian other than those expressly set forth herein.

SECTION 10. Standard of Care. Notwithstanding any provision contained herein or in any other document or instrument to the contrary, neither the Custodian nor any of its affiliates, controlling persons, directors, officers employees or agents (each, an “Indemnified Party”) shall be liable for (i) prior to the termination of this Agreement pursuant to Section 13 hereof, following the instruction of the Administrative Agent and (ii) in all other respects, shall not be liable for any action taken or not taken by it (or them) under or in connection with this Agreement, except to the extent such liability was proximately caused by the Custodian’s or an Indemnified Party’s own gross negligence or willful misconduct. In no event shall the Custodian be liable for indirect, special or consequential damages of any kind whatsoever (including lost profits and lost business opportunity) even if it is advised of the possibility of such damages and regardless of the form of action in which any such damages may be claimed. Without limiting the foregoing, and notwithstanding any provision to the contrary elsewhere, each of the Custodian and its officers, affiliates, controlling persons, directors, employees and agents:

(a) shall have no responsibilities, obligations or duties other than those expressly set forth in this Agreement and, without limiting the foregoing, the Custodian shall have no duty to exercise or enforce rights in the Pledged Assets against prior parties or otherwise;

(b) may in any instance where the Custodian determines that it lacks or is uncertain as to its authority to take or refrain from taking certain action, or as to the requirements of this Agreement under any circumstance before it, delay or refrain from taking action unless and until it has received instructions from the Administrative Agent or advice from legal counsel (or other appropriate advisor), as the case may be;

(c) so long as it shall have acted (or refrained from acting) in good faith, shall not be liable for any error of judgment in any action taken, suffered or omitted by, or for any act done or step taken, suffered or omitted by, or for any mistake of fact or law, unless such action constitutes gross negligence or willful misconduct on its part;

(d) may consult with legal counsel selected by it (or other experts for the Administrative Agent or the Customer), and shall not be liable for any action taken or not taken by it or them in good faith in accordance with the advice of such experts, unless such action constitutes gross negligence or willful misconduct on its part;

(e) will not be responsible to the Administrative Agent for any statement, warranty or representation made by any party other than the Custodian in connection with this Agreement;

(f) will have no duty to ascertain or inquire as to the performance or observance by the Customer of any of the terms, conditions or covenants of the Credit Agreement, the Security Agreement or any other security agreement with the Administrative Agent;

(g) will not incur any liability by acting or not acting in reliance upon any notice, consent, certificate, statement or other instrument or writing believed in good faith by it to be genuine and signed or sent by the proper party or parties;

(h) will not incur liability for any notice, consent, certificate, statement, wire instruction, telecopy, or other writing which is delayed, canceled or charged without the knowledge of the Custodian;

(i) shall not be deemed to have or be charged with notice or knowledge of any fact or matter unless a written notice thereof has been received by the Custodian at the address and to the person designated in (or as subsequently designated pursuant to) this Agreement;

(j) shall not be obligated or required by any provision of this Agreement to expend or risk the Custodian’s own funds, or to take any action (including but not limited to the institution or defense of legal proceedings) which in its judgment may cause it to incur or suffer any expense or liability; provided, however, if the Custodian elects to take any such action it shall be entitled to security or indemnity for the payment of the costs, expenses (including but not limited to reasonable attorneys’ fees) and liabilities which may be incurred therein or thereby, satisfactory to the Custodian;

(k) shall not incur any liability for acts or omissions of any domestic or foreign depository or book-entry system for the central handling of Financial Assets; and

(l) shall not be responsible for the title, validity or genuineness of any Pledged Asset in or delivered into the Custodian Securities Account.

SECTION 11. Indemnification of the Custodian.

(a) The Customer agrees to indemnify and hold the Custodian and its affiliates, directors, officers, controlling persons, agents and employees (collectively, the “Indemnitees”) harmless from and against any and all claims, liabilities, losses, damages, fines, penalties, and expenses, including out-of-pocket and incidental expenses and legal fees (collectively, “Losses”) that may be imposed on, incurred by, or asserted against, the Indemnitees or any of them for following any Entitlement Orders, instructions or other directions upon which Indemnitees are authorized to rely pursuant to the terms of this Agreement.

(b) In addition to and not in limitation of paragraph (a) immediately above, the Customer also agrees to indemnify and hold each of the Indemnitees harmless from and against any and all Losses that may be imposed on, incurred by, or asserted against, any of the Indemnitees in connection with or arising out of this Agreement or the Custodian’s performance under this Agreement, provided the Indemnitees have not acted with gross negligence or engaged in willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable judgment).

(c) The foregoing indemnifications shall survive any termination of this Agreement. Notwithstanding the foregoing clauses (a) and (b), in no event shall any party to this agreement be liable for indirect, special or consequential damages of any kind whatsoever (including lost profits and lost business opportunity).

SECTION 12. Customer Agreement. In the event of a conflict between this Agreement and any other agreement between the Custodian and the Customer relating to the Custodian Securities Account, the terms of this Agreement will prevail, and in all other respects the terms of the other agreement relating to the Custodian Securities Account shall apply with respect to any matters not covered by this Agreement. Regardless of any provision in any such agreement, the State of North Carolina shall be deemed to be the Custodian’s location for the purposes of this Agreement and the perfection and priority of the Administrative Agent’s security interest in the Custodian Securities Account and the Pledged Assets.

SECTION 13. Termination. The rights and powers granted herein to the Administrative Agent have been granted in order to perfect its Security Interests in the Custodian Securities Account and the Pledged Assets and are powers coupled with an interest and will neither be affected by the bankruptcy, insolvency, conservatorship or receivership of the Customer or the Custodian nor by the lapse of time. The obligations of the Custodian under this Agreement shall continue in effect until (i) the Administrative Agent has notified the Custodian in writing that the Security Interests of the Administrative Agent have been terminated at which time this Agreement shall terminate immediately or (ii) the Custodian has resigned in accordance with the requirements of this Section 13. The provisions of Sections 10 and 11 shall survive the termination of this Agreement. Notwithstanding anything to the contrary in this Agreement, the Custodian may terminate this Agreement on thirty (30) days’ written notice to the Customer and the Administrative Agent; provided, however, that in the event of the notice of termination of this Agreement by Custodian, Custodian shall promptly deliver to Administrative Agent (or its nominee) all Pledged Assets contained in the Custodian Securities Account and any interest, dividends and proceeds subsequently received by it with respect to such Pledged Assets on the effective date of termination. Any liability or obligation of Custodian which arises prior to or upon the termination of this Agreement shall survive the termination of this Agreement.

SECTION 14. Entire Agreement. This Agreement and any exhibits hereto and the agreements and instruments required to be executed and delivered hereunder set forth the entire agreement of the parties with respect to the subject matter hereof and supersede and discharge all prior agreements (written or oral) and negotiations and all contemporaneous oral agreements concerning such subject matter and negotiations. There are no oral conditions precedent to the effectiveness of this Agreement.

SECTION 15. Amendments. No amendment, modification or termination of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by the party to be charged.

SECTION 16. Severability. If any term or provision set forth in this Agreement shall be invalid or unenforceable, the remainder of this Agreement, or the application of such terms or provisions to persons or circumstances, other than those to which it is held invalid or unenforceable, shall be construed in all respects as if such invalid or unenforceable term or provision were omitted.

SECTION 17. Successors. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

SECTION 18. Rules of Construction. In this Agreement, words in the singular number include the plural, and in the plural include the singular; words of the masculine gender include the feminine and the neuter, and when the sense so indicates words of the neuter gender may refer to any gender and the word “or” is disjunctive but not exclusive. The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience. They do not define, limit or describe the scope or intent of the provisions of this Agreement.

SECTION 19. Notices. All notices, Entitlement Orders and other communications hereunder shall be sent in accordance with the Notice provisions of the Credit Agreement. All notices and other communications shall be in writing and addressed as follows:

(a) if to the Administrative Agent, at:

Branch Banking And Trust Company
200 West Second Street, 16th Floor
Winston-Salem, North Carolina 27101
Attn.: Michael F. Skorich

Tel. No.: (336) 733-2740

Fax. No.: (336) 733-2709

(b) if to the Customer, at:

Main Street Capital Corporation
11300 Post Oak Boulevard, Suite 800
Houston, Texas 77056
Attention: Todd A. Reppert, President
Telephone: (713) 350-6029
Telecopier: (713) 350-6042

(c) if to the Custodian, at:

Branch Banking And Trust Company
Attn: Corporate Trust Services Department
223 West Nash Street
Wilson, North Carolina 27893
Telephone: (252) 246-2177
Telecopier: (252) 246-4303

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

SECTION 20. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

SECTION 21. Choice of Law; Jurisdiction of Custodian as Securities Intermediary. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina, without regard to laws as to conflicts of laws, and shall be binding on the parties hereto and their respective successors and assigns. Notwithstanding any provision of any other agreement, the Custodian agrees that for purposes of Section 8-110(e) of the UCC, the jurisdiction of the Custodian in its capacity as the Securities Intermediary of the Customer in respect of the Pledged Assets is the State of North Carolina.

SECTION 22. Fees. The Customer shall pay to the Custodian the compensation agreed upon in writing from time to time and any other includable expenses incurred in connection herewith.

SECTION 23. Consent to Jurisdiction and Service. Each party hereto hereby absolutely and irrevocably consents and submits to the jurisdiction of the courts of the State of North Carolina and Federal courts located in the County and State of North Carolina in connection with any actions or proceedings brought against any party hereto by any other party hereto and arising out of or relating to this Agreement. Each party hereto hereby irrevocably waives any objection on the grounds of venue forum non conveniens, or any similar grounds, and irrevocably consents to service of process by mail or in any other manner permitted by North Carolina law, and irrevocably waives its right to any jury trial.

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to duly execute and deliver this Agreement as of the date first above written.

MAIN STREET CAPITAL CORPORATION,
as Customer

By: Name: Title:	/s/ Todd A. Reppert Todd A. Reppert President

BRANCH BANKING AND TRUST COMPANY, as Administrative Agent

By: Name: Title:	/s/ Michael F. Skorich Michael F. Skorich Vice President

BRANCH BANKING AND TRUST COMPANY, as Custodian

By: Name: Title:	/s/ Maura S. Pope Maura S. Pope Vice President